UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2021

THE GLIMPSE GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada	001-40556	81-2958271
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 West 38th St., 9th Fl

New York, NY 10018

(Address of principal executive offices) (Zip Code)

(917)-292-2685

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VRAR	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2021, The Glimpse Group Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with multiple investors (the “Investors”) pursuant to which the Company agreed to sell to the Investors in a private placement (i) 1,500,000 shares of its common stock (the “Shares”), (ii) immediately exercisable common stock warrants to purchase up to 555,000 shares of Common Stock (the “Immediately Exercisable Warrants”), and (iii) warrants to purchase up to 195,000 shares of Common Stock (the “Common Warrants”), which Common Warrants are exercisable six (6) months after the Closing Date (the Common Warrants together, with the Immediately Exercisable Warrants, the “Warrants”). The combined purchase price for one Share and associated Warrants was $10.00. The Warrants have an exercise price of $14.63 per share of common stock, subject to adjustment as set forth in the Warrants.

The Company intends to use the net proceeds primarily for working capital and general corporate purposes. The closing took place on November 2, 2021.

The Investor may exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants (the “Warrant Shares”) are not then registered pursuant to an effective registration statement. The Investor has contractually agreed to restrict its ability to exercise the Warrant such that the number of shares of the Company’s common stock held by the Investor and its affiliates after such exercise does not exceed the Beneficial Ownership Limitation set forth in the Warrant which may not exceed initially 4.99% of the Company’s then issued and outstanding shares of common stock.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor. Pursuant to the Registration Rights Agreement, the Company will be required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale of the Shares and Warrant Shares, promptly following the Closing Date, and to have such Registration Statement declared effective by the Effectiveness Deadline. The Company will be obligated to pay certain liquidated damages to the investors if the Company fails to file the Registration Statement when required, fails to file or cause the Registration Statement to be declared effective by the SEC when required, or fails to maintain the effectiveness of the Registration Statement. The capitalized terms not defined herein shall have the meaning assigned to them under the Registration Rights Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Investors, other obligations of the parties and termination provisions.

Pursuant to Placement Agent Agreement (the “PPA”), dated as of October 28, 2021, by and between the Company and EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”), the Company engaged EF Hutton to act as the Company’s exclusive placement agent in connection with the private placement. Pursuant to the engagement agreement, the Company agreed to pay EF Hutton a cash fee of 8.0% of the gross proceeds raised by the Company in the private placement. The Company also agreed to reimburse EF Hutton and the Investors a total of $100,000 for accountable expenses.

The foregoing descriptions of the Purchase Agreement, Warrants, Registration Rights Agreement, and PPA described herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above is incorporated herein by reference. In connection with the issuance of the securities described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 8.01 Other Events.

Press Release

On October 29, 2021, the Company issued a press release regarding the private placement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
10.1	Placement Agent Agreement dated October 28, 2021
10.2	Form of Securities Purchase Agreement
10.3	Form of Immediately Exercisable Warrants
10.4	Form of Warrants Exercisable after Six Months
10.5	Form of Registration Rights Agreement
99.1	Press Release issued October 29, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2021

THE GLIMPSE GROUP, INC.

By:	/s/ Lyron Bentovim
Lyron Bentovim
Chief Executive Officer